Investment objective

The Fund’s investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan.

Fund facts	(as at 10/31/17)
Net asset value per share	$24.25
Market price	$21.46
Premium/discount	-11.51%
Total net assets	$198.54 m
Market cap	$175.74 m

Fund statistics
Investment adviser (date of appointment)	JF International Management, Inc. (07/22/14)
Fund manager	Shumin Huang
Listed	NYSE
Launch date	12/23/86
Shares outstanding	8,189,008
Last dividend (Ex-dividend date)	$2.6332 (December 26, 2014)
Benchmark	TAIEX Total Return Index

Fund codes
Bloomberg	TWN
Sedol	286987895
CUSIP	874036106
ISIN	US8740361063

10 year performance data	(as at 10/31/17)

Cumulative Performance[1]						(as at 10/31/17)
%	1m	3m	YTD[2]	1Y	3Y	5Y	10Y
The Taiwan Fund, Inc.	3.8	3.6	30.3	23.3	37.4	70.4	37.7
Market Price	4.3	3.2	33.3	26.8	34.4	63.5	30.0
TSE Index	5.1	3.6	24.6	21.6	21.3	45.9	19.4
TAIEX Total Return Index[3]	5.1	4.6	29.5	26.3	36.5	74.2	72.9
MSCI Taiwan Index	6.3	4.3	30.4	25.7	35.4	76.0	53.8

Rolling 12 month performance[1]					(as at 10/31/17)
%	2017/2016	2016/2015	2015/2014	2014/2013	2013/2012
The Taiwan Fund, Inc.	23.3	13.2	-1.5	-3.4	28.4
Market Price	26.8	10.3	-3.8	-2.1	24.2
TSE Index	21.6	11.7	-10.7	2.6	17.2
TAIEX Total Return Index[3]	26.3	16.4	-7.2	5.7	20.7
MSCI Taiwan Index	25.7	17.9	-8.7	10.1	18.1

Top 10 holdings	(as at 10/31/17)
Holding	Fund %
Taiwan Semiconductor Manufacturing Co., Ltd.	10.0%
Hon Hai Precision Industry Co., Ltd.	7.9%
Largan Precision Co., Ltd.	4.6%
MediaTek, Inc.	3.5%
Cathay Financial Holding Co., Ltd.	3.4%
CTBC Financial Holding Co., Ltd.	2.6%
Nan Ya Plastics Corp.	2.4%
Formosa Plastics Corp.	2.4%
Airtac International Group	2.4%
Ennoconn Corp.	2.2%

[1]	In US Dollar terms
[2]	Calendar year to date
[3]	TAIEX Total Return Index (prior to January 1, 2003, TAIEX Index)

Sector breakdown			(as at 10/31/17)
Sector Allocation	Fund %	Benchmark	Deviation
Automobile	0.0%	1.2%	-1.2%
Biotechnology & Medical Care	0.0%	0.6%	-0.6%
Building Material & Construction	0.0%	1.3%	-1.3%
Cement	0.8%	0.8%	0.0%
Chemical	0.0%	0.9%	-0.9%
Communications & Internet	3.4%	5.6%	-2.2%
Computer & Peripheral Equipment	5.2%	5.3%	-0.1%
Electric & Machinery	7.3%	2.0%	5.3%
Electrical & Cable	0.0%	0.3%	-0.3%
Electronic Parts & Components	5.0%	4.4%	0.6%
Electronic Products Distribution	0.0%	0.8%	-0.8%
Financial & Insurance	9.7%	12.3%	-2.6%
Foods	1.8%	1.9%	-0.1%
Glass & Ceramic	0.0%	0.2%	-0.2%
Information Service	0.0%	0.1%	-0.1%
Iron & Steel	0.6%	1.9%	-1.3%
Oil, Gas & Electricity	1.6%	3.3%	-1.7%
Optoelectronic	6.7%	5.1%	1.6%
Other	4.4%	3.2%	1.2%
Other Electronic	11.9%	8.2%	3.7%
Paper & Pulp	0.0%	0.4%	-0.4%
Plastics	6.2%	6.1%	0.1%
Rubber	0.0%	1.1%	-1.1%
Semiconductor	23.9%	27.9%	-4.0%
Shipping & Transportation	1.1%	1.5%	-0.4%
Textiles	1.4%	1.6%	-0.2%
Tourism	1.5%	0.5%	1.0%
Trading & Consumers' Goods	1.8%	1.5%	0.3%
Cash	5.7%	0.0%	5.7%
OVERALL TOTAL	100.0%	100.0%	0.0%

Market review
The TAIEX Total Return Index (TAIEX) increased 5.1% in October, reaching a 27-year high. Foreign investors were active buyers after three consecutive months of net selling. Taiwan Semiconductor Manufacturing Co., Ltd. (TSMC) and Mediatek, Inc. contributed to the TAIEX gains in October, with investors attracted to their business models and steady growth profiles. The rise in the TAIEX masked the underlying volatility in the share prices of the Apple Inc. iPhone suppliers, first impacted by news of cuts in orders for the iPhone 8/8+ and then by reports of strong iPhone X pre-order activity. The main negative influence on the TAIEX was from nontechnology sectors, particularly commodities and financials.

Fund update
The Fund underperformed the TAIEX by 1.3% in October. TSMC was the main detractor from performance due to the Fund's underweight position in the stock. Other detractors within the technology sector included Silergy Corp. which suffered due to anticipated weakness in the short term, which we believe to be a temporary issue and we continue to favor its secular growth from diversified applications. In addition, Egis Technology, Inc. detracted from performance following market concerns that growth in fingerprint technology will be offset by the growth in the adoption of 3D sensing. In the non-technology sectors, the textile manufacturer Taiwan Paiho Ltd. retreated on some profit-taking from local investors ahead of its seasonally slow fourth quarter, but we continue to believe that its innovative footwear materials have potential to generate long term share growth. Global PMX Co., Ltd. detracted from performance on concerns of shortfalls in near term margins, however, we expect strong top line growth and remain confident in its secular growth from new project wins and market share gain. In contrast, the Fund's position in Mediatek, Inc. positively contributed to performance, with a turnaround in sales of smartphones, improved margins on its mobile products, and increased expectations for its new Application Specific Integrated Circuit (ASIC) business. The growing theme in automation also continued to benefit Airtac International Group and Hiwin Technologies Corp. In addition, Merry Electronics Co., Ltd. and Epistar Corp. performed positively on improved forecasts.

The Fund made no change to its core investment approach and remained focused on quality companies with strong growth profiles. The Fund continues to prefer consumer growth names with sustainable franchises, including those in the sportswear and automobile parts businesses. The Fund also favored its exposure to companies involved in automation. Additionally, the Fund remained overweight in technology companies in the Apple Inc. supply chain, and in the cloud, internet-of-things, gaming and semi-conductor sectors. The Fund remained underweight in telecommunications and basic materials.

Outlook
The TAIEX's rally in October in part reflected the positive sentiment around Apple Inc.'s iPhone X. It remains to be seen whether Apple can fulfill all its orders for the new iPhone, given the potential for problems in the supply of some components. Following the share price gains in October, there may be some consolidation in prices, but the continuation of attractive valuations and dividend yields should provide support for the market.

Full portfolio holdings	(as at 10/31/17)
Holding	Market Value USD	Fund %
Semiconductor	47,493,858	23.9
Taiwan Semiconductor Manufacturing Co., Ltd.	19,909,249	10.0
MediaTek, Inc.	6,870,555	3.5
Nanya Technology Corp.	4,260,939	2.1
Silergy Corp.	2,698,155	1.4
ASPEED Technology, Inc.	2,615,273	1.3
Macronix International	2,382,566	1.2
Parade Technologies Ltd.	2,309,422	1.2
Powertech Technology, Inc.	1,291,331	0.6
Win Semiconductors Corp.	1,152,423	0.6
Realtek Semiconductor Corp.	1,102,654	0.6
Egis Technology, Inc.	1,019,115	0.5
Tong Hsing Electronic Industries Ltd.	727,134	0.4
Winbond Electronics Corp.	700,108	0.3
Chipbond Technology Corp.	358,733	0.2
Advanced Semiconductor Engineering, Inc.	96,201	0.0
Other Electronic	23,617,335	11.9
Hon Hai Precision Industry Co., Ltd.	15,635,173	7.9
Bizlink Holding, Inc.	3,084,136	1.6
Voltronic Power Technology Corp.	2,652,054	1.3
Kingpak Technology, Inc.	1,181,717	0.6
Foxconn Technology Co., Ltd.	1,064,255	0.5
Financial & Insurance	19,334,358	9.7
Cathay Financial Holding Co., Ltd.	6,658,714	3.4
CTBC Financial Holding Co., Ltd.	5,122,648	2.6
Yuanta Financial Holding Co., Ltd.	3,637,520	1.8
Fubon Financial Holding Co., Ltd.	3,172,054	1.6
China Life Insurance Co., Ltd.	743,422	0.3
Electric & Machinery	14,562,844	7.3
Airtac International Group	4,712,986	2.4
Hiwin Technologies Corp.	3,643,686	1.8
Hota Industrial Manufacturing Co., Ltd.	3,244,551	1.6
Global PMX Co., Ltd.	2,394,470	1.2
Macauto Industrial Co., Ltd.	567,151	0.3
Optoelectronic	13,399,808	6.7
Largan Precision Co., Ltd.	9,095,642	4.6
Epistar Corp.	1,436,841	0.7
General Interface Solution Holding Ltd.	1,274,341	0.6
E Ink Holdings, Inc.	1,044,142	0.5
Innolux Corp.	548,842	0.3
Plastics	12,209,805	6.1
Nan Ya Plastics Corp.	4,795,624	2.4
Formosa Plastics Corp.	4,777,904	2.4
Formosa Chemicals & Fibre Corp.	2,636,277	1.4
Computer & Peripheral Equipment	10,390,800	5.2
Ennoconn Corp.	4,269,300	2.2
Quanta Computer, Inc.	2,744,940	1.4
Mitac Holdings Corp.	1,051,907	0.5
Acer, Inc.	958,464	0.4
Inventec Corp.	948,895	0.5
Advantech Co., Ltd.	417,294	0.2

Full portfolio holdings (cont'd)
Holding	Market Value USD	Fund %
Electronic Parts & Components	9,877,952	5.0
Delta Electronics, Inc.	3,020,026	1.5
Tripod Technology Corp.	2,767,685	1.4
Primax Electronics Ltd.	2,206,542	1.1
Elite Material Co., Ltd.	994,711	0.5
Sinbon Electronics Co., Ltd.	594,653	0.3
King Slide Works Co., Ltd.	294,335	0.2
Other	8,696,268	4.4
Taiwan Paiho Ltd.	3,058,887	1.5
Chailease Holding Co., Ltd.	2,933,026	1.5
Nien Made Enterprise Co., Ltd.	2,113,496	1.1
KMC Kuei Meng International, Inc.	590,859	0.3
Communications & Internet	6,684,614	3.4
Land Mark Optoelectronics Corp.	2,613,521	1.3
Merry Electronics Co., Ltd.	2,425,106	1.3
Advanced Ceramic X Corp.	1,404,798	0.7
Wistron NeWeb Corp.	241,189	0.1
Trading & Consumers' Goods	3,566,237	1.8
President Chain Store Corp.	1,904,939	1.0
Poya International Co., Ltd.	1,661,298	0.8
Foods	3,553,198	1.8
Uni-President Enterprises Corp.	3,553,198	1.8
Oil, Gas & Electricity	3,085,296	1.6
Formosa Petrochemical Corp.	3,085,296	1.6
Tourism	2,962,158	1.5
Gourmet Master Co., Ltd.	2,962,158	1.5
Textiles	2,750,448	1.4
Eclat Textile Co., Ltd.	2,750,448	1.4
Shipping & Transportation	2,141,977	1.1
Evergreen Marine Corp. (Taiwan) Ltd.	2,141,977	1.1
Cement	1,653,923	0.8
Taiwan Cement Corp.	1,653,923	0.8
Iron & Steel	1,148,562	0.6
China Steel Corp.	1,148,562	0.6
Cash	11,408,079	5.7
Cash	11,408,079	5.7
Grand Total	198,537,520	100.0

Source: MSCI. Neither MSCI nor any other party involved in or related to compiling, computing or creating the MSCI data makes any express of implied warranties or representations with respect to such data (or the results to be obtained by the use thereof), and all such parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to any of such data. Without limiting any of the foregoing, in no event shall MSCI, any of its affiliates or any third party involved in or related to compiling computing or creating the data have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

No further distribution or dissemination of the MSCI data is permitted without MSCI's express written consent.

Important Information

This document is issued and approved by JF International Management, Inc. (“JFIMI”), as investment advisor of The Taiwan Fund, Inc. (the ‘'Fund''). JFIMI is an investment advisor registered with the US Securities and Exchange Commission. Certain information herein is believed to be reliable but has not been verified by JFIMI. JFIMI makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed end US fund and its shares are listed on the New York Stock Exchange. JFIMI has been appointed investment advisor to the Fund.

This newsletter does not constitute an offer of shares. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are bought and sold on the open market through a stock exchange. JFIMI, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell any security, including the securities, commodities, currencies or financial instruments referred to herein.

Portfolio holdings are subject to change daily.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

Discretionary investment is not risk-free. The past operating performance does not guarantee a minimum return for the discretionary investment fund. Apart from exercising the duty of care of a prudent adviser, JFIMI will not be responsible for the profit or loss of the discretionary investment fund, nor guarantee a minimum return.

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It should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.

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Investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.

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Investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund's income and the value of its investments.

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The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stock markets, and equities are less liquid. Volatility of prices can also be greater than in more developed stock markets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

If you have any questions or comments about the Fund, please contact the Fund at the address or telephone number below or via the website www.thetaiwanfund.com

The Taiwan Fund, Inc.
c/o State Street Bank and Trust Company
P.O. Box 5049 One Lincoln Street
Boston MA 02206-5049
Tel: 877-217-9502